UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

INTERCONTINENTALEXCHANGE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 22, 2014, IntercontinentalExchange Group, Inc. (“ICE”) announced that Duncan Niederauer, Chief Executive Officer of NYSE Group and President of ICE, has accelerated his planned departure by four months. Mr. Niederauer will continue as President of ICE, contributing to the companies’ integration, through August 2014. Thomas W. Farley, 38, the current Chief Operating Officer of NYSE Group, will succeed Mr. Niederauer at NYSE Group, taking the title of President of NYSE Group, effective immediately. Mr. Farley joined IntercontinentalExchange, Inc. in February 2007 and served as our Senior Vice President of Financial Markets from June 2012 until November 2013 prior to becoming Chief Operating Officer of NYSE Group.

Mr. Farley has no family relationships with any executive officer, director or other employee of ICE or NYSE Group. Mr. Farley has no material interest in any transaction or proposed transactions of ICE or NYSE Group. Mr. Farley’s employment agreement is not being amended in connection with his new responsibilities, and he will continue to participate in the same compensation and benefits plans as he did prior to taking the title of President of NYSE Group.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained in the press release is incorporated in this Item 5.02 by reference.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

          The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE GROUP, INC.

/s/ Andrew J. Surdykowski
Andrew J. Surdykowski Senior Vice President, Associate General Counsel

Date: May 23, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 22, 2014